Exhibit 10.2

                                 AMENDMENT NO. 1

                             DATED OCTOBER 30, 2006

                                       to

                                WARRANT AGREEMENT

                          DATED AS OF OCTOBER 29, 2002

                                 BY AND BETWEEN

                        THE DOE RUN RESOURCES CORPORATION

                                       AND

                 U.S. BANK NATIONAL ASSOCIATION (AS SUCCESSOR TO

                      STATE STREET BANK AND TRUST COMPANY)

                                       AS

                                  WARRANT AGENT

            Amendment No. 1 dated October 30, 2006 (this "Amendment") to Warrant Agreement (the "Agreement") dated as of October 29, 2002 between The Doe Run Resources Corporation and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as Warrant Agent. Capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

            WHEREAS, the Company has issued 644.7813 warrants pursuant to the Warrant Agreement;

            WHEREAS, the Company and the Majority Warrantholders desire to enter into this Amendment to modify the terms of the Agreement in the manner set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            Section 1. Notwithstanding anything in the Agreement (including but not limited to Section 6 thereof) to the contrary, the Company and Renco shall each have the right to purchase all of the outstanding Warrants prior to datelstransMonth2Day16Year2007February 16, 2007 at a per warrant price of $62,036.54, subject to the terms and conditions set forth in the Warrant Repurchase Agreement dated October 30, 2006 by and among The Doe Run Resources Corporation, The Renco Group, Inc., Regiment Capital Advisors, LLC, Sowood Commodity Partners Fund LP, Sowood Commodity Partners Fund III LP and the other warrantholders listed on the signature page thereto (the "Warrant Repurchase Agreement"). The procedures for the Closing of such a purchase by the Company or Renco shall be as set forth in the Warrant Repurchase Agreement.

            Section 2. The parties hereto acknowledge and agree that the obligation of the Company to engage an alternative nationally recognized investment banking firm or firm of certified public accountants acceptable to the Majority Warrantholders to conduct an Alternative Appraisal pursuant to
Section 6.12.2 of the Agreement relating to the determination of the Warrant Value in response to the exercise by the Warrantholders of their Put Option pursuant to Section 6.6 of the Agreement as reflected in their letter dated datelstransMonth7Day31Year2006July 31, 2006 and the rejection by the Warrantholders of the Company Appraisal as reflected in their letter dated datelstransMonth10Day26Year2006October 26, 2006, is suspended until datelstransMonth3Day2Year2007March 2, 2007. The Company further acknowledges and agrees that it shall not exercise its Call Option prior to datelstransMonth2Day16Year2007February 16, 2007.

            Section 3. Section 16 of the Agreement captioned "Termination" is amended to read as follows: "This Agreement will terminate on the date on which there is a Closing (a) pursuant to Section 6.6.3, 6.7.3 or 6.8.3 of this Agreement, except for Section 6.9 which shall survive for one year thereafter and the provisions of Section 11 which shall survive indefinitely or (b) pursuant to Section 3 of the Warrant Repurchase Agreement, except for the provisions of Section 11 which shall survive indefinitely."

            Section 4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

            Section 5. This Amendment shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive law of any other jurisdiction.

            Section 6. Except to the extent expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment (or caused this Amendment to be executed on its behalf by its officers or representatives thereunder duly authorized) as of the date first above written.

                                       THE DOE RUN RESOURCES CORPORATION


                                       By: /s/ A. Bruce Neil
                                          --------------------------------------
                                          Name:  A. Bruce Neil
                                          Title: President & CEO

                                       U.S. BANK NATIONAL ASSOCIATION,
                                         as Warrant Agent


                                       By: /s/ Stephen Rivero
                                          --------------------------------------
                                          Name:  Stephen Rivero
                                          Title: Vice President